UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 2, 2008

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 2nd Avenue, S.E.,
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

The Executive Employment Agreement between Ameris Bancorp (the “Company”) and Johnny R. Myers dated as of May 11, 2005, which was included as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Commission on May 16, 2005, will terminate effective June 20, 2008 as a result of Mr. Myers’ resignation as set forth in Item 5.02(b) of this Current Report on Form 8-K.  A description of Mr. Myers’ Executive Employment Agreement is included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 24, 2008 under the heading “Executive Compensation – Employment and Compensation Arrangements” and is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On May 29, 2008, Johnny R. Myers, Executive Vice President and Regional Executive of the Company, resigned from his position with the Company effective June 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By: ___/s/ Edwin W. Hortman, Jr.,
Edwin W. Hortman, Jr.,
President and Chief Executive Officer

Dated:  June 2, 2008